Exhibit 10.1
SEVENTH AMENDMENT TO RETAILER PROGRAM AGREEMENT
(Sleep Number)

THIS SEVENTH AMENDMENT TO RETAILER PROGRAM AGREEMENT (this “Amendment”) is entered into as of August 28, 2023, and amends that certain Retailer Program Agreement, made as of January 1, 2014 (as amended, modified and supplemented from time to time, the “Agreement”), by and between Synchrony Bank (“Bank”) Sleep Number Corporation, formerly known as Select Comfort Corporation (“Sleep Number”), and Select Comfort Retail Corporation (“SCRC” and collectively with Sleep Number, “Retailer”). Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement.

WHEREAS, Bank and Retailer desire to update the Financial Covenants, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

I.    AMENDMENTS TO THE AGREEMENT

1.1    Amendment to Appendix B. Section I of Appendix B is hereby deleted in its entirety and replaced with the following:

I.    FINANCIAL COVENANTS

Net Leverage Ratio. Retailer shall not permit the Net Leverage Ratio, as of the end of any quarterly reporting period, to exceed (x) 5.00 to 1.00 for the quarterly reporting periods ending December 31, 2022, April 1, 2023, July 1, 2023, and September 30, 2023, and (y) otherwise, 4.50 to 1.00.

Interest Coverage Ratio. Retailer shall not permit, as of the end of any quarterly reporting period, the Interest Coverage Ratio to be less than 3.00 to 1.00.

II.    GENERAL

2.1    Authority for Amendment. Retailer represents and warrants to Bank that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and upon execution by all parties, will constitute a legal, binding obligation of Retailer.

2.2    Effect of Amendment. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof.

2.3    Binding Effect; Severability. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

2.4    Further Assurances. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

2.5    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of laws.

Exhibit 10.1
2.6    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to be executed by their respective duly authorized officers to be effective as provided herein. The parties expressly consent and agree that this Amendment may be electronically signed. The parties agree that electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

	SYNCHRONY BANK		SLEEP NUMBER CORPORATION SELECT COMFORT RETAIL CORPORATION
By:	/s/ Anthony Foster	By:	/s/ Joel Laing
Its:	SVP	Its:	Treasurer and Chief Accounting Officer